Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, No Par Value, of Central Pacific Financial Corp., a Hawaii corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

VM GP VII LLC

By:	/s/ Michael Zaitzeff
Michael Zaitzeff, Authorized Signatory
Date:	08/22/2025

HoldCo Opportunities Fund V, L.P.

By:	/s/ Michael Zaitzeff
Michael Zaitzeff, Authorized Signatory
Date:	08/22/2025

VM GP X LLC

By:	/s/ Michael Zaitzeff
Michael Zaitzeff, Authorized Signatory
Date:	08/22/2025

HoldCo Asset Management, LP

By:	/s/ Michael Zaitzeff
Michael Zaitzeff, Authorized Signatory
Date:	08/22/2025

VM GP II LLC

By:	/s/ Michael Zaitzeff
Michael Zaitzeff, Authorized Signatory
Date:	08/22/2025

Zaitzeff Michael

By:	/s/ Michael Zaitzeff
Michael Zaitzeff
Date:	08/22/2025

Vikaran Ghei

By:	/s/ Vikaran Ghei
Vikaran Ghei
Date:	08/22/2025